For Immediate Release:                    Contact:
September 30, 2005                        Dawn M. Robert, Investor Relations
                                          Galaxy Nutritional Foods, Inc.
                                          (407) 854-0433


  GALAXY NUTRITIONAL FOODS TO SUBMIT COMPLIANCE PLAN TO AMERICAN STOCK EXCHANGE

ORLANDO, Florida (September 30, 2005) Galaxy Nutritional Foods, Inc. (AMEX:GXY) today announced that on September 29, 2005, it received a deficiency letter from the American Stock Exchange ("AMEX") advising that, based on the Exchange's review of the Company's Quarterly Report on Form 10-Q for the three months ended June 30, 2005, the Company is not in compliance with AMEX's continued listing requirements. Specifically, the AMEX notice stated that the Company is not in compliance with (i) Section 1003(a)(i) of the AMEX Company Guide, because the Company's shareholders' equity is less than $2,000,000 and it sustained losses from continuing operations and/or net losses in two out of its three most recent fiscal years; (ii) Section 1003(a)(ii) of the AMEX Company Guide, because the Company's shareholders' equity is less than $4,000,000 and it sustained losses from continuing operations and/or net losses in three out of its four most recent fiscal years; and (iii) Section 1003(a)(iv) of the AMEX Company Guide, because the Company has sustained losses that are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of AMEX, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.

In the AMEX notice, AMEX also noted that within five days of September 29, 2005, the Company will be included in a list of issuers, which is posted daily on the AMEX website, that are not in compliance with AMEX's continued listing standards and ".BC" will be appended to the Company's ticker symbol whenever the Company's symbol is transmitted with a quotation or trade. The website posting and indicator will remain in effect until the Company has regained compliance with all applicable continued listing standards.

The AMEX notice requires the Company to submit a plan by October 28, 2005, advising AMEX of any action it has taken, or will take, that would bring the Company into compliance with Sections 1003(a)(i) and 1003(a)(ii) of the AMEX Company Guide within a maximum of 18 months of the date of the AMEX notice and
Section 1003(a)(iv) of the AMEX Company Guide within a maximum of 6 months of the date of the AMEX notice. The AMEX notice states that if the Company does not submit a plan, or submits a plan that is not accepted, the Company may be subject to delisting proceedings. The Company intends to submit a plan to AMEX by October 28, 2005 advising AMEX of any action the Company has taken, or will take, to bring the Company into compliance with the listing requirements within the time periods required by AMEX.

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It is anticipated that the compliance plan will note, among other things, the
Company's previously disclosed agreement to outsource its production requirements and sell its manufacturing assets to Schreiber Foods Inc. Proceeds from the sale of the manufacturing assets will allow the Company to repay in full its term loan with Beltway Capital Partners, LLC, which was recently assigned from Wachovia Bank and to significantly reduce its debt service going forward. Galaxy management believes that, following the full implementation of the outsourcing agreement with Schreiber Foods Inc., the Company should be operating on a positive cash flow-positive basis and its operating results should be greatly improved.

About Galaxy Nutritional Foods, Inc.
Galaxy Nutritional Foods(R) is the leading producer of health-promoting plant-based dairy and dairy-related alternatives for the retail and foodservice markets. An exclusive, new and technologically advanced, safer "hot process" is used to produce these phytonutrient-enriched products, made from nature's best grains - soy, rice and oats. Veggie products are low fat and fat free (saturated fat and trans-fatty acid free), cholesterol and lactose free, are growth hormone and antibiotic free, and have more calcium, vitamins and other minerals than conventional dairy products. Because they are made with plant proteins, the products are more environmentally friendly and economically efficient than dairy products derived solely from animal proteins. Galaxy's products are part of the healthy and natural foods category, the fastest growing segment of the retail food market. Galaxy brand names include: Galaxy Nutritional Foods(R); Veggie(R); Veggie Nature's Alternative(TM); Veggie Slices(R); Soyco(R); Soymage(R); Wholesome Valley(R); Lite Bakery(R); and Galaxy Nutritional Foods Smart Choice Cheese Products(R). For more information, please visit Galaxy's website at: www.galaxyfoods.com. Galaxy Nutritional Foods, Inc. is headquartered in Orlando, Florida, and its common stock is listed on the American Stock Exchange under the ticker symbol "GXY".


THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THOSE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT UNANTICIPATED EVENTS OR DEVELOPMENTS.


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